UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 27, 2017
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

LightPath Technologies, Inc.
Form 8-K

Item 8.01.    Other Material Events

On May 5, 2017, LightPath Technologies, Inc. (“LightPath” or the “Company”) issued a Press Release announcing that the Company currently plans to hold its 2018 Annual Stockholders’ Meeting (the “Annual Meeting”) on October 26, 2017 at 11 a.m. (ET) at the Hyatt Regency Orlando International Airport Hotel located at 9300 Airport Boulevard, Orlando, Florida 32827.

The date of the Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2017 Annual Stockholders’ Meeting, which was held on January 26, 2017. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has set a new deadline for the submission of stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy statement for the Annual Meeting. The new deadline for the submission of such stockholder proposals is the close of business on May 19, 2017, which the Company believes is a reasonable time for the review, consideration, and if appropriate, inclusion of any such proposals before the Company begins to print and send its proxy materials to stockholders for the Annual Meeting.

In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders who wish to present a proposal at the Annual Meeting, or nominate a director for election at the Annual Meeting, must provide written notice on or before May 15, 2017.

Any such proposal or notice should be delivered to: Corporate Secretary, at LightPath Technologies, Inc., 2603 Challenger Tech Court, Suite 100, Orlando Florida USA 32826 and must also comply with the procedures (including all information specified) in the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission under Rule 14a-8.

A copy of the Press Release is attached as Exhibit 99.1 to this Report.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit
Description of Exhibit
99.1*
Press Release dated May 5, 2017

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: May 5, 2017	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO